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                                                                    EXHIBIT 10.6


             THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THE SALE OR OTHER TRANSFER OF THIS NOTE IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 11.3 OF THE "PURCHASE AGREEMENT" (AS HEREINAFTER DEFINED).

             THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, AS SUCH TERM IS DEFINED IN SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON INQUIRY MADE BY ANY HOLDER HEREOF, ADDRESSED TO FULCRUM DIRECT, INC., 4321 FULCRUM WAY, RIO RANCHO, NEW MEXICO 87124, ATTENTION: SCOTT A. BUDOFF, FULCRUM DIRECT, INC. WILL PROVIDE A STATEMENT SETTING FORTH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY WITH RESPECT TO THE NOTE HELD BY SUCH HOLDER.

                              FULCRUM DIRECT, INC.

                   10.101% SENIOR SUBORDINATED PROMISSORY NOTE
                              DUE OCTOBER 21, 2003

$10,000,000                                                   New York, New York
                                                                October 21, 1996

             FOR VALUE RECEIVED, the undersigned, FULCRUM DIRECT, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of WHITNEY SUBORDINATED DEBT FUND, L.P. or its registered assigns (the "Holder"), the principal sum of TEN MILLION DOLLARS ($10,000,000) on October 21, 2003 (the "Maturity Date"), with interest thereon from time to time as provided herein.

             1. Purchase Agreement. This Senior Subordinated Promissory Note (the "Note") is issued by the Borrower pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Borrower, Whitney Subordinated Debt Fund, L.P. and Whitney Equity Partners, L.P. (the "Purchase Agreement"), and the Holder is entitled to the benefits of this Note and the Purchase

Agreement, as it relates to the Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement.

             2. Interest. The Borrower promises to pay interest on the principal amount of this Note at the rate of 10.101% per annum. The Borrower shall pay accrued interest quarterly on each March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "Interest Payment Date" ), beginning on December 31, 1996. Interest on this Note shall be paid by wire transfer of immediately available funds to an account at a bank designated by the Holder. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest in full. Interest shall accrue and be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the rate of interest otherwise in effect pursuant to the first sentence of this Section 2 plus 2% per annum, and, upon and during the occurrence of an Event of Default (as hereinafter defined), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the rate of interest otherwise in effect pursuant to the first sentence of this Section 2 plus 2% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

             3. Mandatory Prepayment.

                    (a) Initial Public Offering.

                         (i) Subject to the subordination provisions of Section
7(b) hereof, upon the consummation of an Initial Public Offering (as hereinafter defined), the Borrower shall prepay this Note (together with interest accrued thereon), in an amount equal to the lesser of (A) the Net Cash Proceeds (as hereinafter defined) received from the Initial Public Offering, and (B) three million dollars ($3,000,000), within 5 Business Days after receipt by either the Borrower or any of its Subsidiaries of the proceeds of such Initial Public Offering.

                         (ii) Subject to the subordination provisions of Section
7(b) hereof and notwithstanding Section 3(a)(i) hereof, in the event that the Borrower does not acquire all of the trademarks and the goodwill pertaining thereto being licensed to the Company under the Fulcrum Brands Trademark License Agreement, within 60 days after consummation of an Initial Public

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Offering, the Borrower shall immediately prepay this Note, in an amount equal to the total outstanding principal amount of this Note, together with interest accrued thereon.

                    For the purposes hereof, "Initial Public Offering" means the sale by either the Borrower or any of its Subsidiaries of its capital stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act in which the Borrower or any of its Subsidiaries receives at least $20,000,000 in Net Cash Proceeds.

                    For the purposes hereof, "Net Cash Proceeds" means (X) the cash proceeds received by the Borrower or any of its Subsidiaries from an Initial Public Offering minus (Y) reasonable brokerage commissions or underwriting fees and other reasonable fees and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel and accountants and reasonable fees and expenses of investment bankers) relating to such Initial Public Offering.

                    (b) Change of Control. Subject to the subordination provisions of Section 7(b) hereof, upon a Change of Control (as hereinafter defined), the Borrower shall prepay the outstanding principal amount of this Note (together with interest accrued thereon), within 5 Business Days after the occurrence of a Change of Control.

                    For the purposes hereof, "Change of Control" means (i) any transaction or series of transactions in which any Person (as such term is defined in Section 13(d)(3) of the Exchange Act) or group, other than Michael G. Lederman and/or Scott A. Budoff, becomes the direct or indirect beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of more of the then outstanding Common Stock than that beneficially owned in the aggregate by Michael G. Lederman and Scott A. Budoff, (ii) any transaction or series of transactions in which Michael G. Lederman and Scott A. Budoff together cease to be the direct or indirect beneficial owners of at least 25% of the then outstanding Common Stock, (iii) the sale of all or substantially all of the Borrower's assets, (iv) the liquidation of the Borrower, (v) the election of a majority of the members of the Board of Directors who were not placed in nomination for that office by the Board of Directors, or (vi) the combination of Borrower with another company, as a result of which the shareholders of Borrower hold less than 50.01% of the total of all voting shares outstanding or Borrower's directors constitute less than a majority of the Board of Directors of the combined entity.

                    (c) Significant Acquisitions. If the Borrower wishes to acquire (whether in one transaction or in a series of transactions) assets (other than inventory in the ordinary course of business) from or securities in any Person and if the revenues derived from such acquired assets or securities for the trailing twelve month period at the time of such acquisition will represent more than 30% of the total revenues of the Borrower on a pro forma basis after giving effect to such acquisition (each such acquisition being a "Significant Acquisition"), the Borrower shall notify the Holder of the proposed Significant Acquisition, describing in detail the purchase price and the other terms and conditions thereof. Within ten (10) days of the receipt of such notice, the Holder shall either (i) consent in writing to such Significant Acquisition, in which event the Borrower will have

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the right to consummate such Significant Acquisition within ninety (90) days of its receipt of such consent for the purchase price and other terms and conditions set forth in its notice or (ii) object in writing to such Significant Acquisition, in which event the Borrower will have the right to consummate such Significant Acquisition within 180 days of its receipt of such objection for the purchase price and other terms and conditions set forth in its notice and simultaneous with the closing of such Significant Acquisition the outstanding principal amount of this Note together with the interest accrued thereon shall become immediately due and payable.

                    (d) Notice. The Borrower shall give written notice to the Holder of any mandatory prepayment pursuant to this Section 3 at least 3 Business Days prior to the date of such prepayment. Such notice shall be given in the manner specified in Section 12.2 of the Purchase Agreement.

             4. Optional Prepayment.

                    (a) Upon notice given to the Holder as provided in Section 4(b), the Borrower, at its option, may prepay all or any portion of this Note at any time, by paying an amount equal to the outstanding principal amount of this Note, or the portion of this Note called for prepayment, together with interest accrued and unpaid thereon to the date fixed for prepayment, together with costs and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment, without penalty or premium; provided, however, each prepayment of less than the full outstanding principal balance of the Note shall be in an aggregate principal amount of $500,000 or a whole multiple thereof, and provided, further, that unless this Note shall be paid in full, the aggregate principal balance of this Note outstanding at any time shall be at least $3,500,000.

                    (b) The Borrower may give written notice of prepayment of this Note or any portion thereof not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment shall be given in the manner specified in Section 11.2 of the Purchase Agreement. Upon notice of prepayment being given by the Borrower, the Borrower covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof so called for prepayment, at the outstanding principal amount thereof or the portion thereof so called for prepayment together with interest accrued and unpaid thereon to the date fixed for such prepayment, together with the costs and expenses referred to in Section 4(a).

                    (c) All prepayments under Section 3 and Section 4 shall include payment of accrued interest on the principal amount so prepaid and shall be applied first to all costs, expenses and indemnities payable under the Purchase Agreement, then to payment of default interest, if any, then to payment of accrued interest, and thereafter to principal.

             5. Amendment. Amendments and modifications of this Note may be made only in the manner provided in Section 11.4 of the Purchase Agreement.

             6. Defaults and Remedies.

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                    (a) Events of Default. An "Event of Default" shall occur if:

                         (i) the Borrower shall default in the payment of the
principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                         (ii) the Borrower shall default in the payment of any
installment of interest on this Note according to its terms, when and as the same shall become due and payable and such default shall continue for a period of 10 days; or

                         (iii) the Borrower shall default in the due observance
or performance of any covenant to be observed or performed pursuant to Section 8.3(a), 8.6(a), 8.12, 9.1, 9.2, 9.3, 9.6 or 9.7 of the Purchase Agreement; or

                         (iv) the Borrower or any of its Subsidiaries shall
default in the due observance or performance of any other covenant, condition or agreement on the part of the Borrower or any of its Subsidiaries to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or any of the Transaction Documents (other than those referred to in clauses (i), (ii) or (iii) of this Section 6(a)), and such default shall continue for 45 days after the earliest of (A) the date the Borrower is required to give notice thereof to the Holder (whether or not such notice is actually given) or (B) the date of written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to the Borrower by the Holder; or

                         (v) any representation, warranty or certification made
by or on behalf of the Borrower or its Subsidiaries in the Purchase Agreement, this Note, the Transaction Documents or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect on the date as of which made, the result of which could reasonably be expected to have a Material Adverse Effect; or

                         (vi) any event or condition shall occur that results in
the acceleration of the maturity of any Indebtedness of Borrower or any of its Subsidiaries, in a principal amount aggregating $250,000 or more; or

                         (vii) any uninsured damage to or loss, theft or
destruction of any assets of the Borrower or any of its Subsidiaries shall occur that is in excess of $500,000; or

                         (viii) an involuntary proceeding shall be commenced or
an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Borrower or any of its Subsidiaries, or of a substantial part of their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries, or for a substantial part of their property or assets, or (c) the winding up or liquidation

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of either the Borrower or any of its Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                         (ix) the Borrower or any of its Subsidiaries shall (a)
voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
(b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (viii) of this Section 6(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries, or for a substantial part of their property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

                         (x) one or more judgments for the payment of money in
an aggregate amount in excess of $250,000 (to the extent not covered by insurance) shall be rendered against the Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Subsidiaries to enforce any such judgment; or

                         (xi) the Playclothes Acquisition is not consummated on
or prior to February 15, 1997.

             For purposes hereof, the term "Material Adverse Effect" shall have the meaning assigned to that term in the Purchase Agreement.

                    (b) Acceleration. If an Event of Default occurs under
Section 6(a)(viii) or (ix), then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If any other Event of Default occurs and is continuing the Holder, by written notice to the Borrower, may declare the principal of and accrued interest on this Note to be due and payable immediately. Upon such declaration, such principal and interest shall become immediately due and payable. The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in Section 11.2 of the Purchase Agreement.

             7. Subordination. Subject to the limitations set forth in Section 7(p) below, this Note shall at all times be wholly subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner provided in this Section 7.

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                    (a) Definitions. As used in this Section 7, the following
terms shall have the following meanings:

             "Indebtedness" shall have the meaning assigned to that term in the Purchase Agreement.

             "Senior Covenant Default" shall mean any event of default as defined under any agreement pertaining to Senior Indebtedness of the Borrower, other than a Senior Payment Default.

             "Senior Indebtedness" means all Indebtedness of the Borrower currently outstanding or incurred in the future pursuant to any borrowing by the Borrower from any bank or institutional lender which is not an Affiliate of Lederman, Budoff or the Company, and any renewals, extensions, refinancings or refundings thereof; provided, however, that the aggregate principal amount of Senior Indebtedness shall not exceed $15,000,000 unless the ratio of total Indebtedness to total share capital (including retained earnings) of the Company, as reflected on the Company's most recent balance sheet, is less than
2.5 to 1.0; provided further, however, that in no event shall the aggregate principal amount of Senior Indebtedness exceed $30,000,000.

             "Senior Default" shall mean a Senior Payment Default or a Senior Covenant Default.

             "Senior Payment Default" shall mean any default in the payment of any Senior Indebtedness.

             "Subordinated Indebtedness" shall mean (i) the principal of and interest on this Note; and (ii) any other obligations of the Borrower arising out of or in connection with the Purchase Agreement or this Note.

                    (b) General. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration, required prepayment or otherwise, all Senior Indebtedness shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the Subordinated Indebtedness or by the Borrower to acquire this Note, except that (i) the Borrower may prepay this Note in accordance with the provisions of Section 3 or Section 4 so long as no Senior Default has occurred and is continuing and (ii) the Holder may receive any distributions provided for in Section 7(e)(ii) or 7(e)(iv) hereof.

                    (c) Limitation on Payment.

                         (i) Upon receipt by the Borrower and the Holder of a
Blockage Notice (as defined below), then unless and until (1) all Senior Defaults that gave rise to the Blockage Notice shall have been remedied or effectively waived or shall have ceased to exist, or (2) the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) of or on account of the principal of or interest on this Note or as a sinking fund for this Note or in respect of

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any redemption, retirement, purchase or other acquisition of this Note shall be made during any period prior to the expiration of the Blockage Period (as defined below).

                         (ii) For purposes of this Section 7, a "Blockage
Notice" is a notice of a Senior Default that in fact has occurred and is continuing, given to the Borrower and the Holder by the holders of a majority in principal amount of the Senior Indebtedness then outstanding (or their authorized agent); provided, however, that no such notice of a Senior Covenant Default shall be effective as a Blockage Notice if an effective Blockage Notice based on a Senior Covenant Default shall have been given within 360 days prior thereto; and provided further, however, that no Senior Default on which a Blockage Notice is based shall be used as the basis of any subsequent Blockage Notice unless the same shall have ceased to exist for a period of at least 90 consecutive days.

                         (iii) For purposes of this Section 7, a "Blockage
Period" with respect to a Blockage Notice is the period commencing upon the Borrower's receipt of such Blockage Notice and having a duration as follows:

                         (1) 179 days if the Senior Default to which the
             Blockage Notice refers is a Senior Payment Default; or

                         (2) 89 days if the Senior Default to which the Blockage
             Notice refers is a Senior Covenant Default.

                    (d) Limitation on Remedies. As long as any Senior Indebtedness remains outstanding, upon the occurrence of an Event of Default under this Note, the Holder shall not declare or join in any declaration of this Note to be due and payable by reason of such Event of Default or otherwise take any action against the Borrower (including, without limitation, commencing any legal action against the Borrower or filing or joining in the filing of any insolvency petition against the Borrower) prior to the expiration of 30 days after the written notice of intention to accelerate on account of the occurrence of such Event of Default (a "Remedy Notice") shall have been given by the Holder to the Borrower and the holders of the Senior Indebtedness (a "Remedy Standstill Period") unless the holders of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or any Event of Default pursuant to Section 6(a)(viii) or (ix) of this Note shall have commenced; provided, however, that such Remedy Standstill Period shall be extended (i) to 89 days from the date of such Remedy Notice if, at the time the Remedy Standstill Period would otherwise expire, there exists any Senior Covenant Default and (ii) to 179 days from the date of such Remedy Notice if, at the time the Remedy Standstill Period would otherwise expire, there exists any Senior Payment Default and if, in any case, an effective Blockage Notice is given in accordance with, and subject to the limitations of, Section 7(c)(ii).

             Notwithstanding the foregoing, the Blockage Period shall be inapplicable or cease to be effective if an Event of Default pursuant to Section 6(a)(viii) or (ix) shall have occurred. In addition, any Blockage Period shall cease to be effective if at any time during such period: (i) substantial assets of the Borrower or its Subsidiaries are sold or otherwise disposed of outside of the ordinary course of business for less than fair value or (ii) payment or any distribution of any

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character, whether in cash, securities or other property of the Borrower or its
Subsidiaries shall be made to or received by any creditor on any Indebtedness which is on the same level of priority with or junior and subordinate in right of payment to this Note.

             Upon the expiration or termination of any Blockage Period, the Holder shall be entitled to exercise any of its rights with respect to this Note other than any right to accelerate the maturity date of this Note based upon the occurrence of any Event of Default in respect thereto which has been cured or otherwise remedied during the Blockage Period.

                    (e) Subordination Upon Certain Events. Upon the occurrence of any Event of Default with respect to the Borrower (but not its Subsidiaries) under Sections 6(a)(viii) or (ix) of this Note:

                         (i) Upon any payment or distribution of assets of the
Borrower to creditors of such Borrower, holders of Senior Indebtedness shall be entitled to receive indefeasible payment in full of all obligations with respect to the Senior Indebtedness before the Holder shall be entitled to receive any payment in respect of the Subordinated Indebtedness.

                         (ii) Until all Senior Indebtedness is paid in full, any
distribution to which the Holder would be entitled but for this Section 7 shall be made to the holders of Senior Indebtedness, as their interests may appear, except that the Holder may, pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code of 1978, as amended, or any similar provision of any successor legislation thereto, receive securities that are subordinate to the Senior Indebtedness to at least the same extent as this Note if pursuant to such plan the distributions to the holders of the Senior Indebtedness in the form of cash, securities or other property, by set-off or otherwise, provide for payment of the full amount of the allowed claim of the holders of the Senior Indebtedness.

                         (iii) For purposes of this Section 7, a distribution
may consist of cash, securities or other property, by set-off or otherwise.

                         (iv) Notwithstanding the foregoing provisions of
Section 7(b),(c) or (e), if payment or delivery by the Borrower of cash, securities or other property to the Holder is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to the Senior Indebtedness, and made by a court of competent jurisdiction in a proceeding under any applicable bankruptcy or reorganization law, payment or delivery by such Borrower of such cash, securities or other property shall be made to the Holder in accordance with such order or decree.

                    (f) Payments and Distributions Received. If the Holder shall have received any payment from or distribution of assets of the Borrower in respect of the Subordinated Indebtedness in contravention of the terms of this
Section 7 before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be received and held in trust for and

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shall be promptly paid over or delivered to the holders of Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full.

                    (g) Proofs of Claim. If, while any Senior Indebtedness is outstanding, any Event of Default under Section 6(a)(viii) or (ix) of this Note occurs with respect to the Borrower (but not its Subsidiaries), the Holder shall duly and promptly take such action as any holder of Senior Indebtedness may reasonably request to collect any payment with respect to this Note for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of this Note. Upon the failure of the Holder to take any such action, each holder of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Note and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the holder with respect to this Note.

                    (h) Subrogation. After all amounts payable under or in respect of Senior Indebtedness are paid in full, the Holder shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. A distribution made under this Section 7 to a holder of Senior Indebtedness which otherwise would have been made to the Holder is not, as between the Borrower and the Holder, a payment by the Borrower on Senior Indebtedness.

                    (i) Relative Rights. This Section defines the relative rights of the Holder and the holders of Senior Indebtedness. Nothing in this Section shall: (1) impair, as between the Borrower and the Holder, the obligation of the Borrower, which is absolute and unconditional, to pay principal of and interest (including default interest) on this Note in accordance with its terms; (2) affect the relative rights of the Holder and creditors of the Borrower other than holders of Senior Indebtedness or (3) prevent the Holder from exercising its available remedies upon a default or Event of Default, subject to the rights, if any, under this Section 7 of holders of Senior Indebtedness.

                    (j) Subordination May Not Be Impaired by the Borrower. No right of any holder of any Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by this Note shall be impaired by any failure to act by the Borrower or such holder of Senior Indebtedness or by the failure of the Borrower or such holder to comply with this Note. The provisions of this Section 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness as a result of the insolvency, bankruptcy or reorganization of the Borrower or any of its Subsidiaries or otherwise, all as though such payment had not been made.

                    (k) Payments. A payment with respect to principal of or interest on the Subordinated Indebtedness shall include, without limitation, payment of principal of, and interest on this Note, any depositing of funds for the defeasance of the Subordinated Indebtedness, any

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sinking fund and any payment on account of mandatory prepayment or optional prepayment provisions.

                    (l) Section Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on or other amounts constituting Subordinated Indebtedness by reason of any provision of this
Section 7 shall not be construed as preventing the occurrence of an Event of Default under Section 6.

                    (m) Subordination Not Impaired: Benefit of Subordination. The Holder agrees and consents that without notice to or assent by such Holder, and without affecting the liabilities and obligations of the Borrower and the rights and benefits of the holders of the Senior Indebtedness set forth in this
Section 7:

                         (i) The obligations and liabilities of the Borrower and
any other party or parties for or upon the Senior Indebtedness may, from time to time, be increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released, except as prohibited by Section 9.3 or 9.4 of the Purchase Agreement;

                         (ii) The holders of Senior Indebtedness, and any
representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness; and

                         (iii) Any balance or balances of funds with any holder
of Senior Indebtedness at any time outstanding to the credit of the Borrower may, from time to time, in whole or in part, be surrendered or released;

all as the holders of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Indebtedness to the Senior Indebtedness provided for herein.

                    (n) Modification of Section 7. The provisions of this
Section 7 are for the benefit of the holders from time to time of Senior Indebtedness and, so long as any Senior Indebtedness remains unpaid, may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of all holders of Senior Indebtedness.

                    (o) Covenants of Holder. Until all of the Senior Indebtedness has been fully paid:

                         (i) The Holder shall not hereafter give any
subordination in respect of this Note.

                         (ii) Upon the occurrence and during the continuance of
a Senior Default, the Holder shall not release, exchange, extend the time of payment of, compromise, set off

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or otherwise discharge any part of this Note or modify or amend this Note;
provided, however, that at such time or times as the actions referred to in this
Section 7(o)(ii) may be taken by the Holder, such Holder shall give the Lender five Business Days prior written notice before taking any of such actions.

                         (iii) The Holder hereby undertakes and agrees for the
benefit of the holders of Senior Indebtedness that, upon the occurrence and during the continuance of a Senior Default, it shall take any actions reasonably requested by any holder of Senior Indebtedness to effectuate the full benefit of the subordination contained herein.

                    (p) Covenant of the Borrower; Limitation on Senior Indebtedness. Until all Subordinated Indebtedness shall have been paid in full, the Borrower shall not, and shall not cause, suffer or permit any of its Subsidiaries to, directly or indirectly, collectively and in the aggregate, issue, assume or otherwise incur Senior Indebtedness in an aggregate principal amount which is in excess of $15,000,000 or other Indebtedness in an aggregate principal amount which is in excess of $5,000,000 provided, however, that Senior Indebtedness may exceed an aggregate principal amount of $15,000,000 if the ratio of total Indebtedness to total share capital (including retained earnings) of the Company, as reflected on the Company's most recent balance sheet, is less than 2.5 to 1.0; and provided, further that under no circumstances shall Senior Indebtedness exceed $30,000,000.

                    (q) Miscellaneous.

                         (i) To the extent permitted by applicable law, the
Holder and the Borrower hereby waives (1) notice of acceptance hereof by the holders of the Senior Indebtedness, and (2) all diligence in the collection or protection of or realization upon the Senior Indebtedness.

                         (ii) The Borrower and the Holder hereby expressly agree
that the holders of Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this Section 7 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

                         (iii) The Holder acknowledges and agrees that the
foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Agreement, and each holder of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

             8. Use of Proceeds. The Borrower shall use the principal from this Note (a) for the payment of fees and expenses in connection with the transactions contemplated in the Transaction Documents, and (b) for general corporate purposes.

             9. Suits for Enforcement.


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                    (a) Subject to Section 7, upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

                    (b) In case of any default under this Note, the Borrower will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default, as provided in Article 7 of the Purchase Agreement.

             10. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

             11. Remedies Not Waived. No course of dealing between the Borrower and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

             12. Transfer.

                    (a) The term "Holder" as used herein shall also include any transferee of this Note whose name has been recorded by the Borrower in the Note Register. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act, subject to the restrictions on transfer set forth in Section 11.3 of the Purchase Agreement.

                    (b) The Borrower shall maintain a register (the "Note Register") in its principal offices for the purpose of registering the Note and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Note. Upon the issuance of this Note, the Borrower shall record the name of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Borrower, the Borrower shall, at its expense, execute and deliver one or more new Notes of like tenor and of denominations of at least $500,000 (except as may be necessary to reflect any principal amount not evenly divisible by $500,000) of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder's attorney duly authorized in writing.

             13. Replacement of Note. On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or

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
mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Borrower to protect the Borrower from any loss which it may suffer if a lost, stolen or destroyed Note is replaced.

             14. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

             15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

             16. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                                 FULCRUM DIRECT, INC.


                                 By:   /s/   MICHAEL G. LEDERMAN
                                       ------------------------------------
                                       Name:  Michael G. Lederman
                                       Title: Chairman & CEO


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